Exhibit 10.2

Execution Version

FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND LIMITED

CONSENT

THIS FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND LIMITED CONSENT (this “Amendment”), is made and entered into as of June 27, 2014, by and among AMSURG CORP., a Tennessee corporation (the “Company”), the other Credit Parties signatory hereto, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).

WITNESSETH:

WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase Agreement, dated as of May 28, 2010 (as amended by that certain First Amendment to Note Purchase Agreement dated as of April 6, 2011, by that certain Second Amendment to Note Purchase Agreement dated as of August 30, 2011, by that certain Third Amendment to Note Purchase Agreement dated as of June 29, 2012, by that certain Fourth Amendment to Note Purchase Agreement dated as of November 7, 2012 and as further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;

WHEREAS, the Company, Arizona Merger Corporation, a Delaware corporation, and Arizona II Merger Corporation, a Delaware corporation, entered into a Purchase Agreement and Agreement and Plan of Merger dated as of May 29, 2014 (the “Merger Agreement”) with Sunbeam GP Holdings, LLC, a Delaware limited liability company, Sunbeam GP LLC, a Delaware limited liability company, Sunbeam Holdings, L.P., a Delaware limited partnership, Sunbeam Primary Holdings, Inc., a Delaware corporation, and HFCP VI Securityholders’ Rep LLC, for the purpose of acquiring certain equity interests, assets and liabilities as more particularly set forth in the Merger Agreement (the “Sheridan Transaction”);

WHEREAS, the Company intends to create a new Wholly Owned Subsidiary, AmSurg Escrow Corp., a Tennessee corporation (the “New Subsidiary”), for the purpose of issuing Indebtedness to finance a portion of the purchase price payable in connection with the Sheridan Transaction; and

WHEREAS, in connection with the Sheridan Transaction, the Company has requested that the Noteholders waive the New Subsidiary’s obligation to comply with Paragraph 5J of the Note Agreement and amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:

1. Amendments.

(a) The Note Agreement is hereby amended by adding the following new Paragraph 6T:

6T. Holdco. The Company will not permit AmSurg Escrow Corp., a Tennessee corporation, to (i) engage in any trade or business other than the issuance of Indebtedness to finance a portion of the purchase price of the Sheridan Transaction (such Indebtedness, the “Sheridan Acquisition Indebtedness”), (ii) own any assets other than cash and cash equivalents to the extent resulting from the issuance of the Sheridan Acquisition Indebtedness, or (iii) use the proceeds of any cash or cash equivalents received from the issuance of the Sheridan Acquisition Indebtedness for any purpose other than to pay a portion of the purchase price payable in connection with the Sheridan Transaction.

(b) Paragraph 10B of the Note Agreement is hereby amended by adding the following new definition of “Sheridan Transaction” in proper alphabetical order:

“Sheridan Transaction” means the acquisition by the Company of certain equity interests, assets and liabilities pursuant to that certain Purchase Agreement and Agreement and Plan of Merger dated as of May 29, 2014, by and among the Company, Arizona Merger Corporation, a Delaware corporation, and Arizona II Merger Corporation, a Delaware corporation, Sunbeam GP Holdings, LLC, a Delaware limited liability company, Sunbeam GP LLC, a Delaware limited liability company, Sunbeam Holdings, L.P., a Delaware limited partnership, Sunbeam Primary Holdings, Inc., a Delaware corporation and HFCP VI Securityholders’ Rep LLC.

2. Consent. The Noteholders hereby consent and agree that, notwithstanding the terms of the Note Agreement: (i) solely for purposes of compliance with the negative covenants contained in Paragraph 6 of the Note Agreement (other than Paragraph 6T), the New Subsidiary will be deemed not to be a Subsidiary of the Company, (ii) any Indebtedness of the New Subsidiary will be excluded for all purposes of the Note Agreement (other than Paragraph 7A(vi)) and the other Loan Documents, including without limitation, determining compliance with the financial covenants contained in Paragraph 6A of the Note Agreement, (iii) any Liens granted by the New Subsidiary to secure its issuance of the Sheridan Acquisition Indebtedness shall not be subject to the provisions of Paragraph 5O and (iv) the Company shall be permitted to make an Investment in cash in the New Subsidiary in an aggregate amount necessary (but only in an amount necessary) to pay the accrued interest on the Sheridan Acquisition Indebtedness through the Outside Date (as defined below); provided, however, that neither the Company nor any of its Subsidiaries (other than the New Subsidiary): (a) shall guarantee or provide any other credit support for the Sheridan Acquisition Indebtedness or (b) grant a Lien in any of their respective assets to secure any of the Sheridan Acquisition Indebtedness. The consent and agreement contained in this Section 2 is limited in nature and shall only be effective for the period from the date of the effectiveness of this Amendment through the earlier of: (x) the date of termination of the escrow agreement entered into by the New Subsidiary with respect to the Sheridan Acquisition Indebtedness and (y) November 29, 2014 (the “Outside Date”). The Company acknowledges and agrees that the consent and agreement contained in this Section shall not be deemed to be or constitute a consent or agreement to any future action or inaction on the part of the Company or any of its Subsidiaries that might result in a Default or Event of Default, and, except as expressly provided therein, shall not constitute a waiver of any covenant, term or provision in the Note Agreement or any other Loan Document, or hinder, restrict or otherwise modify the rights and remedies of the Noteholders following the occurrence of any Default or Event of Default.

3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received each of the following documents:

(a) Executed counterparts to this Amendment from the Company, each of the Guarantors and the Noteholders; and

(b) A duly executed copy of an amendment to the Credit Agreement, in form and substance satisfactory to the Noteholders and their counsel.

4. Representations and Warranties. To induce the Noteholders to enter into this Amendment, each Credit Party hereby represents and warrants to the Noteholders that:

(a) The execution, delivery and performance by such Credit Party of this Amendment (i) are within such Credit Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;

(b) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms;

(c) After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof;

(d) The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Note Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens;

(e) Since the date of the most recent financial statements of the Company described in paragraph 5A(i) of the Note Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

(f) As of the date hereof, the parties listed as signatories to this Amendment represent a true, correct and complete list of the all the Credit Parties.

5. Reaffirmations and Acknowledgments.

(a) Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Company of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Note Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

(b) Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent under the Security Documents for the benefit of the Noteholders and other secured parties are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreement, the Security Documents and the other Note Documents.

6. Release. In consideration of the amendments contained herein, each Credit Party hereby waives and releases each of the Noteholders from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Note Agreement and the other Note Documents and the transactions contemplated thereby.

7. Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company and the other Credit Parties party thereto to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

9. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

10. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.

11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

12. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.

13. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company and the Guarantors, by their respective authorized officers as of the day and year first above written.

COMPANY:

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Executive Vice President, Chief Financial Officer, and Secretary

GUARANTORS:

AmSurg Holdings, Inc.

AmSurg Anesthesia Management Services, LLC

AmSurg EC Topeka, Inc.

AmSurg EC St. Thomas, Inc.

AmSurg EC Beaumont, Inc.

AmSurg KEC, Inc.

AmSurg EC Santa Fe, Inc.

AmSurg EC Washington, Inc.

AmSurg Torrance, Inc.

AmSurg Abilene, Inc.

AmSurg Suncoast, Inc.

AmSurg Lorain, Inc.

AmSurg La Jolla, Inc.

AmSurg Hillmont, Inc.

AmSurg Palmetto, Inc.

AmSurg Northwest Florida, Inc.

AmSurg Ocala, Inc.

AmSurg Maryville, Inc.

AmSurg Miami, Inc.

AmSurg Burbank, Inc.

AmSurg Melbourne, Inc.

AmSurg El Paso, Inc.

AmSurg Crystal River, Inc.

AmSurg Abilene Eye, Inc.

AmSurg Inglewood, Inc.

AmSurg Glendale, Inc.

AmSurg San Antonio TX, Inc.

AmSurg San Luis Obispo CA, Inc.

AmSurg Temecula CA, Inc.

AmSurg Escondido CA, Inc.

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Vice President, Secretary and Treasurer

[Signature Page to Amendment to Note Purchase Agreement]

Austin NSC, L.P.

By:	Austin NSC, LLC, its general partner

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi Title: Vice President, Secretary and Treasurer

AmSurg Scranton PA, Inc.

AmSurg Arcadia CA Inc.

AmSurg Main Line PA, Inc.

AmSurg Oakland CA, Inc.

AmSurg Lancaster PA, Inc.

AmSurg Pottsville PA, Inc.

AmSurg Glendora CA, Inc.

AmSurg Kissimmee FL, Inc.

AmSurg Altamonte Springs FL., Inc.

AmSurg New Port Richey FL, Inc.

AmSurg EC Centennial, Inc.

AmSurg Naples, Inc.

Illinois NSC, Inc.

NSC Healthcare, Inc.

NSC RBO West, LLC

NSC RBO East, LLC

Long Beach NSC, LLC

Torrance NSC, LLC

Davis NSC, LLC

Fullerton NSC, LLC

San Antonio NSC, LLC

Austin NSC, LLC

Twin Falls NSC, LLC

Ardmore NSC, LLC

Kenwood NSC, LLC

Towson NSC, LLC

Wilton NSC, LLC

NSC West Palm, LLC

Tampa Bay NSC, LLC

Coral Springs NSC, LLC

Weston NSC, LLC

AmSurg Fresno CA, Inc.

AmSurg Colton, Inc.

AmSurg Fresno Endoscopy, Inc.

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi Title: Vice President, Secretary and Treasurer

[Signature Page to Amendment to Note Purchase Agreement]

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Billy Green
Senior Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Billy Green
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ Billy Green
Senior Vice President

FORETHOUGHT LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Billy Green
Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT]